                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                    ATRIA ASSISTED LIVING COMMUNITIES, INC.


          Atria Assisted Living Communities, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          The name of the Corporation (which is hereinafter referred to as the "Corporation") is "Atria Assisted Living Communities, Inc." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 1, 1996.

          This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

          The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                   ARTICLE I
                                     NAME

          The name of the Corporation is Atria Communities, Inc.


                                  ARTICLE II
                               REGISTERED AGENT

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                    PURPOSE

          The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV
                                 CAPITAL STOCK

          The Corporation shall be authorized to issue 55,000,000 shares of capital stock, of which 50,000,000 shares shall be designated Common Stock, having a par value of $.10 per share, and 5,000,000 shares shall be designated Preferred Stock, having a par value of $1.00 per share. The voting powers, designations and relative rights and preferences of the two classes of capital stock are set forth below. Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers, and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

          A.  COMMON STOCK.
              ------------

          1. POWERS, RIGHTS AND PREFERENCES. The Common Stock shall be without distinction as to powers, rights and preferences and as to the qualifications, limitations or restrictions thereof. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation in connection with all matters on which stockholders are generally entitled to vote. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

          2. DIVIDENDS. After the requirements regarding preferential dividends on Preferred Stock, if any, have been met and after the Corporation has complied with all the requirements, if any, regarding the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any preferential rights, if any, of the Preferred Stock, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

          3. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock may be entitled, the holders of Common Stock shall be entitled to share ratably, in proportion to the number of shares of Common Stock held by each, in the remaining net assets of the Corporation.

          B.  PREFERRED STOCK.
              ---------------

          1. ISSUANCE BY BOARD RESOLUTION; SERIES. The Board of Directors is authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of one or more series of Preferred Stock, to establish the number of shares to be included in each such series, and to fix the designation, powers, privileges and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

          2. PREFERENCES AND RIGHT. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

              a. the designation of the series, which may be by distinguishing number, letter or title;

              b. the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution of the Board of Directors providing for such series or the certificate of designations recorded with the Secretary of State of the State of Delaware relating to such series) increase or decrease (but not below the number of shares thereof then outstanding);

              c. the rate and times at which, and the terms and conditions of which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of the Corporation;

              d. the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or specified events, if any;

              e. the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

              f. the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              g. provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or specified events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the conversion price or prices, or the rate or rates of exchange, and any adjustments thereof at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

              h. restrictions on the issuance of shares of the same series or of any other class or series, if any; and

              i. the voting rights, if any, of the holders of shares of the series, including the right to vote as a separate class or as one class with the holders of any other series of Preferred Stock or Common Stock, or both;

              j. whether any series of Preferred Stock shall have priority over or parity with or be junior to Preferred Stock of any other series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity or ranking junior to the Preferred Stock of any such series as to dividends or to other distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to Preferred Stock of such series in any respect; and

              k. any other powers, preferences, privileges and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

          C. REGISTERED HOLDERS . The Corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

          D. RECLASSIFICATION OF STOCK. Effective as of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to Section 103 of the General Corporation Law of the State of Delaware, the 100 shares of Common Stock, having a par value of $1.00 per share, of the Corporation, representing all the issued and outstanding capital stock of the Corporation ("Outstanding Common Stock") shall, without any action on the part of the holder thereof, be converted into 100 shares of Common Stock, having a par value of $.10 per share, all of which shall be fully paid and nonassessable. Upon the surrender of certificates representing shares of Outstanding Common Stock, the Corporation or any agent of the Corporation appointed for such purpose shall issue in exchange therefor one or more certificates representing the shares into which the shares of capital Outstanding Common Stock have been converted in accordance with the foregoing.


                                   ARTICLE V
                              STOCKHOLDER ACTION

          A. STOCKHOLDER ACTION. Effective as of the time at which Vencor, Inc., a Delaware corporation, and its affiliates shall cease to be the beneficial owner of an aggregate of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

          B. CALL OF SPECIAL MEETINGS; BUSINESS. Effective as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (1) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"), (2) by the Chairman of the Board of Directors of the Corporation, or (3) by the President of the Corporation and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.


                                  ARTICLE VI
                              BOARD OF DIRECTORS

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          A. NUMBER OF DIRECTORS; CLASSES. The number of directors of the Corporation (except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances) shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but in no event shall be less than three nor more than fifteen. Commencing with the 1997 annual meeting of stockholders, the directors shall be divided into three classes, which shall be as nearly equal in number as possible, with the term of office of the first class to expire at the annual meeting of stockholders to be held in 1998, the term of office of the second class expiring at the annual meeting of stockholders to be held in 1999, and the term of office of the third class to expire at the annual meeting of stockholders to be held in 2000, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election or thereafter when their respective successors in each case shall have been duly elected and qualified. If the number of directors fixed by or pursuant to resolution of the Board of Directors is changed at any time, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible; provided, however, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          B. STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES; STOCKHOLDER PROPOSAL OF BUSINESS. Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders at the annual meeting of the Corporation shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

          C. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights, if any, of any series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified.

          D. REMOVAL. Subject to the rights, if any, of any series of Preferred Stock to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") then outstanding, voting together as a single class; provided, however, that prior to the Trigger Date, any director or directors may be removed from office, with or without cause, by the affirmative vote of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

          E. ELECTION OF DIRECTORS. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


                                  ARTICLE VII
                                    BY-LAWS

          The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. Any By-Laws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the stockholders at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of all capital stock issued and outstanding and entitled to vote at such meeting. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, any proposed alteration or repeal of, or the adoption of any By-Law inconsistent with, Sections 2.2, 2.9, 2.10 or
2.13 of Article 2 of the By-Laws or with Section 3.2, 3.9 or 3.11 of Article
3 of the By-Laws, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class.

                                 ARTICLE VIII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

          The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and, except as set forth in Article IX, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation, in its present form or as hereafter amended, are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal Article V, VI, VII, VIII or IX of the Restated Certificate of Incorporation.


                                  ARTICLE IX
                      LIMITED LIABILITY; INDEMNIFICATION

          A. ELIMINATION OF CERTAIN LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
If the General Corporation Law of the State of Delaware is hereby amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article IX.A. shall not adversely effect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          B. RIGHT TO INDEMNIFICATION. Subject to Article IX.C., each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement

Income Security Act of 1974, as in effect from time to time ("ERISA"), penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of its Board of Directors, provide indemnification to other employees or agents of the Corporation with the same scope and effect as the indemnification of directors and officers pursuant to this Article IX.

          C.  PROCEDURE FOR INDEMNIFICATION.  Any indemnification under this
Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding (the "Disinterested Directors"), or (ii) if such a quorum of Disinterested Directors is not obtainable, or, even if obtainable, a quorum of Disinterested Directors so directs, by independent legal counsel and a written opinion, or (iii) by the stockholders. The majority of Disinterested Directors may, as they deem appropriate, elect to have the Corporation indemnify any other employee, agent or other person acting for or on behalf of the Corporation.

          D. ADVANCES FOR EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by a director or officer of the Corporation, or such other person acting on behalf of the Corporation as determined in accordance with Article IX.C, in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a undertaking by or on behalf of the director, officer or other person to repay all amounts so advanced in the event that it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the Corporation as authorized in this Article IX or otherwise.

          E. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Article IX.B. or Article IX.D. is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          F. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which a claimant may be entitled under any law (common or statutory), By-Law, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to any action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article IX shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article IX is in effect. Any repeal or modification of this Article IX or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall not in any way diminish any rights to indemnification of such director, officer or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article IX, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article IX, with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

          G. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          H. SEVERABILITY. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this

Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          IN WITNESS WHEREOF, said Atria Assisted Living Communities, Inc. has caused this Restated Certificate of Incorporation to be signed by W. Patrick Mulloy, II, its Chief Executive Officer and President, and attested by J. Timothy Wesley, its Secretary, this 19th day of June, 1996.


                                 ATRIA ASSISTED LIVING
                                   COMMUNITIES, INC.


                                 By:
                                     ----------------------------------------
                                     W. Patrick Mulloy, II, Chief Executive
                                     Officer and President


ATTEST:


By:
    -----------------------------
    J. Timothy Wesley, Secretary